As filed with the Securities and Exchange Commission on September 28, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PENTAIR LTD.

(Exact name of registrant as specified in its charter)

Switzerland	98-1050812
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Freier Platz 10

CH-8200 Schaffhausen, Switzerland

41-52-630-48-00

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Angela D. Lageson

Senior Vice President, General Counsel and Secretary

Pentair Management Company

5500 Wayzata Boulevard, Suite 800

Golden Valley, Minnesota 55416-1259

(763) 545-1730

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with a copy to: Benjamin F. Garmer, III, Esq. John K. Wilson Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 271-2400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, Par Value CHF 0.50	2,500,000 (1)(2)	$43.87 (3)	$109,675,000 (3)	$12,569 (3)

(1)	Represents the maximum number of Common Shares, Par Value CHF 0.50, of Pentair Ltd. issuable pursuant to the Pentair Ltd. 2012 Stock and Incentive Plan (the “Plan”) being registered hereon.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares of common stock that may become issuable in accordance with the adjustment and anti-dilution provisions of the Plan.
(3)	Determined in accordance with Rules 457(c) and 457(h), the registration fee calculation is based on the average of the high and low prices of the common shares of Pentair, Inc. (the predecessor to Pentair Ltd.) as reported on the New York Stock Exchange on September 24, 2012.

PROSPECTUS

Pentair Ltd.

2012 Stock and Incentive Plan

The 2,500,000 shares of common stock covered by this prospectus may be acquired by certain participants in the Pentair Ltd. 2012 Stock and Incentive Plan (the “Plan”) upon the exercise of certain options to purchase our common shares (the “awards”) under the Plan. All awards are subject to the terms of the Plan and the applicable award agreement. Any proceeds received by us from the exercise of stock options covered by the Plan will be used for general corporate purposes.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “PNR.”

Investing in our securities involves risks that are referenced in the “Risk Factors” section on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 28, 2012.

ABOUT THIS PROSPECTUS

References in this prospectus to “we ,” “us” and “our” refer to Pentair Ltd. References to “common shares” refer to our common shares, par value CHF 0.50.

You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement and in any other offering material. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission, or SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making offers to sell nor soliciting offers to buy, nor will we make an offer to sell nor solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus, any supplement to this prospectus or any other offering material, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

PENTAIR LTD.

We are a global diversified industrial growth company with operations conducted through three reportable segments: Water & Fluid Solutions, Valves & Controls, and Equipment Protection & Thermal. Water & Fluid Solutions is a leading provider of innovative water management and fluid processing products and solutions. Water & Fluid Solutions is comprised of five global business units: Process Technologies, Flow Technologies, Water Purification, Aquatic Systems and Water & Environmental Systems. Valves & Controls is one of the world’s largest manufacturers of valves, actuators and controls. The segment’s leading products, services and solutions address many of the most challenging applications in the general process, oil and gas, power generation and mining industries. Valves & Controls is comprised of one global business unit. Equipment Protection & Thermal is a leading provider of products that guard and protect some of the world’s most sensitive electronics and electronic equipment, ensuring their safe, secure and reliable performance, and is a leading provider of complete electric heat management solutions. Equipment Protection & Thermal is comprised of two global business units: Equipment Protection and Thermal Management.

Our business took its current form as a result of the following transactions on September 28, 2012: (i) Tyco International Ltd. (“Tyco”) transferred to us its flow control business and distributed all of our outstanding common shares to its shareholders (the “Distribution” or the “Spin-off”), and (ii) an indirect wholly owned subsidiary of ours merged with and into Pentair, Inc. (“Pentair”), with Pentair surviving as our wholly owned, indirect subsidiary (the “Merger”).

Our principal executive offices are located at Freier Platz 10, CH-8200 Schaffhausen, Switzerland, and our telephone number is 41-52-630-48-00.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance and other matters with respect to Pentair Ltd. Without limitation, words such as “targets”, “plans”, “believes”, “expects”, “intends”, “will”, “likely”, “may”, “anticipates”, “estimates”, “projects”, “should”, “would”, “expect”, “positioned”, “strategy”, “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus. These forward-looking statements are based on our management’s current expectations and beliefs about future events. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. Except for the ongoing obligations to disclose material information under the U.S. federal securities laws, we are not under any obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” referenced on page 3 of this prospectus. Our actual results could differ materially from management’s expectations because of these factors, including:

•	overall economic and business conditions;

•	competition in the markets we serve;

•	conditions in the North American housing market;

•	increase in product liability and warranty claims;

•	failure to maintain required certifications;

•	delay in, or inability to, deliver backlog;

•	failure to win future project work;

•	economic and political conditions in international markets, including governmental changes and restrictions on the ability to transfer capital across borders;

•	volatility in currency exchange rates, commodity prices and interest rates;

•	inability to maintain, upgrade and protect information and technology networks;

•	failure to adapt products, services and organization to meet the demands of local markets in both developed and emerging economies;

•	failure of market to accept new product introductions and enhancements;

•	inability to protect intellectual property;

•	inability to attract and retain qualified personnel;

•	potential impairment of goodwill, intangibles and/or long-lived assets;

•	failure to realize expected benefits from divestitures and acquisitions;

•	disruptions at manufacturing facilities, including work stoppages, union negotiations and labor disputes;

•	inability to source raw material commodities and components from third parties without interruption and at reasonable prices;

•	the outcome of litigation, arbitrations and governmental proceedings, including any asbestos-related and environmental liability litigation;

•	changes in U.S. and non-U.S. government laws and regulations;

•	risks associated with adherence to international trade compliance regulations;

•

results and consequences of internal investigations and governmental investigations concerning our governance, management, internal controls and operations including our business operations outside the United States;

•	other capital market conditions, including availability of funding sources;

•	failure to fully realize expected benefits from the Spin-off or the Merger;

•	inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices;

•	difficulty in operating our company as an independent public company separate from Tyco and combined with Pentair;

•	the possible effects of future legislation in the United States that may limit or eliminate potential U.S. tax benefits resulting from our Swiss incorporation;

•	risks associated with our Swiss incorporation, including increased or different regulatory burdens, and the possibility that we may not realize anticipated tax benefits; and

•	the factors generally described in the section entitled “Risk Factors” in the proxy statement/prospectus filed with the SEC by Pentair on August 3, 2012.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what is projected. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by the forward-looking statements.

RISK FACTORS

You should carefully consider any specific risks set forth under the caption “Risk Factors” in the proxy statement/prospectus filed with the SEC by Pentair on August 3, 2012 and under the caption “Risk Factors” in any of our subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q incorporated by reference in this prospectus, before making an investment decision. For more information, see “Where You Can Find More Information.” We cannot assure you of a profit or protect you against a loss on our common shares that you acquire under the Plan.

USE OF PROCEEDS

Any proceeds we receive from the exercise of stock options issued under the Plan will be used for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness. We cannot estimate the amount of any such proceeds at this time.

PLAN OF DISTRIBUTION

Prior to the Spin-off and the Merger, options to purchase Tyco common shares (“Tyco Options”) with respect to Tyco common shares had been granted to various Tyco employees and directors. The Tyco Compensation Committee authorized that various adjustments be made to the Tyco Options to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Tyco Options following the Spin-off, as discussed below.

Each Tyco Option that was granted prior to October 12, 2011, and that was held, as of the Distribution, by a Tyco director or by certain specified corporate-level employees of Tyco who did not become our employees following the Spin-off, or by former Tyco employees, was converted into an option to separately acquire our common shares, Tyco common shares, and shares of common stock of The ADT Corporation (“ADT”), subject to the adjustments described below under “Description of Award Adjustments.” The options to purchase our common shares became subject to the Plan, in accordance with the terms of the separation and distribution agreement that we entered into with Tyco in connection with the Spin-off, and were made in partial substitution of the awards that were previously granted under Tyco’s equity compensation program. The registration statement of which this prospectus forms a part covers only such awards held by certain current and former employees and directors of Tyco (including its subsidiaries) who did not become our employees or directors, and any of such individuals’ donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such awards. The registration statement does not cover any awards that were granted to any individual who, upon completion of the Spin-off, was employed by us or was serving on our board of directors, or any other awards that we may grant under the Plan in the future.

DESCRIPTION OF OPTION ADJUSTMENTS

In connection with the Spin-off, each Tyco Option that was granted prior to October 12, 2011, and that was held, as of the Distribution, by a Tyco director or by certain specified corporate-level employees of Tyco who did not become our employees following the Spin-off, or by former Tyco employees, was converted into an option to separately acquire our common shares, Tyco common shares, and ADT common stock, in the following manner:

•	the adjusted number of shares subject to each option to acquire:

•

Tyco shares was determined by multiplying the number of Tyco shares for which the Tyco Option was exercisable by a fraction, the numerator of which was the aggregate spread of the original Tyco Option, calculated by reference to the closing regular-way trading price of Tyco common shares on the NYSE on the last trading day immediately prior to the Spin-off, and the denominator of which was the sum of (a) the ex-distribution closing trading price of Tyco common shares on the NYSE on the last trading day immediately prior to the Spin-off minus the adjusted exercise price for Tyco options described below, (b) the product of (1) the when-issued closing trading price of our common shares on the NYSE on the last trading day immediately prior to the Spin-off minus the adjusted exercise price for options to purchase our common shares described below and (2) the distribution ratio for our common shares of approximately 0.239943 (which was determined on the date of the Spin-off), and (c) the product of (1) the when-issued closing trading price of ADT shares of common stock on the NYSE on the last trading day immediately prior to Spin-off minus the adjusted exercise price for ADT options described below and (2) the distribution ratio for shares of ADT of 0.5 (based on one share of ADT common stock for every two shares of Tyco common stock outstanding as of the record date), rounded down to the nearest whole share;

•

Our common shares was determined by multiplying the number of Tyco shares subject to the converted option by the distribution ratio for our common shares of approximately 0.239943 (which was determined on the date of the Spin-off); and

•

ADT shares was determined by multiplying the number of Tyco shares subject to the converted option by the distribution ratio for shares of ADT of 0.5 (based on one share of ADT common stock for every two shares of Tyco common stock outstanding as of the record date).

•	each converted option’s exercise price was determined as follows:

•

the exercise price of each option to purchase our common shares was equal to the exercise price of the applicable Tyco Option prior to the Spin-off multiplied by a fraction, the numerator of which was the when-issued closing trading price of our common shares on the NYSE on the last trading day immediately prior to the Spin-off and the denominator of which was the closing regular-way trading price of Tyco common shares on the NYSE on the last trading day immediately prior to the Spin-off, rounded up to the nearest hundredth of a cent;

•

the exercise price of each ADT option was equal to the exercise price of the applicable Tyco Option prior to the Spin-off of ADT multiplied by a fraction, the numerator of which was the when-issued closing trading price of ADT common shares on the NYSE on the last trading day immediately prior to the ADT Spin-off and the denominator of which was the closing regular-way trading price of Tyco common shares on the NYSE on the last trading day immediately prior to the ADT distribution, rounded up to the nearest hundredth of a cent; and

•

the exercise price of each Tyco option was equal to the exercise price of the Tyco option prior to the Spin-off multiplied by a fraction, the numerator of which is the ex-distribution closing trading price of Tyco common shares on the NYSE on the last trading day immediately prior to the Spin-off and the denominator of which was the closing regular-way trading price of Tyco common shares on the NYSE on the last trading day immediately prior to the Spin-off, rounded up to the nearest hundredth of a cent.

The mechanics for conversion and adjustment of the equity awards summarized above are more fully described in Section 6.01 of the Amended and Restated Separation and Distribution Agreement, dated as of September 27, 2012, by and among Tyco, us and ADT, which is filed as Exhibit 2.3 to our Registration Statement on Form S-3 of which this prospectus is a part and which is incorporated in this prospectus by reference.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement. You may read and copy the registration statement and any other materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our reports, proxy and information statements, and other SEC filings are also available at the SEC’s web site at http://www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	Pentair’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended on Form 10-K/A;

•	Pentair’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012;

•

Pentair’s Current Reports on Form 8-K dated March 28, 2012, March 30, 2012, April 24, 2012, April 25, 2012, May 30, 2012, July 24, 2012, July 31, 2012, August 20, 2012, August 30, 2012, September 14, 2012, September 18, 2012 and September 21, 2012;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2012;

•	Our Current Reports on Form 8-K dated August 8, 2012, September 10, 2012, September 14, 2012, September 18, 2012, September 24, 2012 and September 28, 2012; and

•	The description of our common shares included in Exhibit 99.1 to our Current Report on Form 8-K filed with the Commission on September 28, 2012.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

You may obtain copies of documents incorporated by reference in this prospectus, at no cost, by request directed to us at the following address or telephone number:

Pentair Ltd.

5500 Wayzata Boulevard, Suite 800

Golden Valley, Minnesota 55416-1259

Attention: Secretary

(763) 545-1730

You can also find these filings on our website at www.pentair.com. However, we are not incorporating the information on our website other than these filings into this prospectus.

You should not assume that the information in this prospectus, any prospectus supplement and/or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Bär & Karrer AG.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Pentair’s Annual Report on Form 10-K/A for the year ended December 31, 2011 and the effectiveness of Pentair’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of Tyco Flow Control International Ltd. and the Flow Control Business of Tyco International Ltd. as of September 30, 2011 and September 24, 2010 and for each of the three years in the period ended September 30, 2011, and the related financial statement schedule, incorporated in this prospectus by reference from Pentair Ltd.’s Current Report on Form 8-K dated September 28, 2012 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The aggregate estimated expenses in connection with the sale of the securities being registered hereby are currently anticipated to be as follows (all amounts except the Securities and Exchange Commission (the “Commission”) registration fee are estimates). All expenses of the offering will be paid by Pentair Ltd. (the “Company”).

Amount
Securities and Exchange Commission registration fee	$12,569
Printing expenses	10,000
Legal fees and expenses	20,000
Accounting fees and expenses	20,000
Miscellaneous	2,431

Total	$65,000

Item 15.	Indemnification of Directors and Officers.

The Company’s articles of association provide that it will indemnify and hold harmless, to the fullest extent permitted by Swiss law, the existing and former members of the board of directors and officers from and against all costs, charges, losses, damages and expenses actually incurred in connection with any threatened, pending or completed actions, suits or proceedings—whether civil, criminal, administrative or investigative—by reason of the fact that such individual was a director or officer; provided, however, that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his statutory duties as a member of the board of directors or officer.

The Company maintains insurance to reimburse the Company’s directors and officers and those of the Company’s subsidiaries for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of the Company or any of the Company’s subsidiaries.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index, which is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on September 28, 2012.

PENTAIR LTD.

By:	/s/ John L. Stauch
John L. Stauch
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities listed below on September 28, 2012.

	SIGNATURE	TITLE

	/s/ Randall J. Hogan	Chairman and Chief Executive Officer (Principal Executive Officer)
Randall J. Hogan

	/s/ John L. Stauch	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
John L. Stauch

	/s/ Mark C. Borin	Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)
Mark C. Borin

	*	Director
Leslie Abi-Karam

	*	Director
Glynis A. Bryan

	*	Director
Jerry W. Burris

	*	Director
Carol Anthony (John) Davidson

	*	Director
T. Michael Glenn

	*	Director
Charles A. Haggerty

	*	Director
David H. Y. Ho

	*	Director
David A. Jones

	*	Director
Ronald L. Merriman

	*	Director
William T. Monahan

*By	/s/ Angela D. Lageson
Angela D. Lageson
Attorney-in-fact

S-1

EXHIBIT INDEX

Exhibit Number	Description

2.1	Merger Agreement, dated as of March 27, 2012, among Tyco International Ltd., Pentair Ltd. (formerly Tyco Flow Control International Ltd.), Panthro Acquisition Co., Panthro Merger Sub, Inc. and Pentair, Inc. (incorporated herein by reference to Exhibit 2.1 in the Current Report on Form 8-K (File No. 000-04689) of Pentair, Inc. filed with the Commission on March 30, 2012)

2.2	Amendment No. 1, dated as of July 25, 2012, to the Merger Agreement, dated as of March 27, 2012, among Tyco International Ltd., Pentair Ltd. (formerly Tyco Flow Control International Ltd.), Panthro Acquisition Co., Panthro Merger Sub, Inc. and Pentair, Inc. (incorporated herein by reference to Exhibit 2.1 in the Current Report on Form 8-K (File No. 000-04689) of Pentair, Inc. filed with the Commission on July 31, 2012)

2.3	Amended and Restated Separation and Distribution Agreement, dated as of September 28, 2012, by and among Tyco International Ltd., Pentair Ltd. and The ADT Corporation (incorporated by reference to Exhibit 2.3 in the Current Report on Form 8-K of Pentair Ltd. filed with the SEC on September 28, 2012)

4.1	Amended and Restated Articles of Association of Pentair Ltd. (incorporated herein by reference to Exhibit 3.1 in the Current Report on Form 8-K of Pentair Ltd. filed with the SEC on September 28, 2012)

4.2	Organizational Regulations of Pentair Ltd. (incorporated herein by reference to Exhibit 3.2 in the Current Report on Form 8-K of Pentair Ltd. filed with the SEC on September 28, 2012)

4.3	Pentair Ltd. 2012 Stock and Incentive Plan

5	Opinion of Bär & Karrer AG

23.1	Consent of Bär & Karrer AG (included in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP relating to the audited financial statements of Pentair, Inc.

23.3	Consent of Deloitte & Touche LLP relating to the audited combined financial statements of Tyco Flow Control International Ltd. and the Flow Control Business of Tyco International Ltd.

24	Powers of Attorney